Exhibit 10.3

EQUITY COMMITMENT AGREEMENT
AMONG
AMERICAN APPAREL, INC.
AND
THE COMMITMENT PARTIES PARTY HERETO
Dated as of October 4, 2015

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS............................................................................................................................1

Section 1.1	Definitions.............................................................................................................1

Section 1.2	Construction..........................................................................................................6
ARTICLE II EQUITY COMMITMENT........................................................................................................7

Section 2.1	Purchase and Sale..................................................................................................7

Section 2.2	Purchase Price Funding.........................................................................................7

Section 2.3	Closing...................................................................................................................8

Section 2.4	Deliveries at the Closing. At the Closing.............................................................8

Section 2.5	Commitment Party Default....................................................................................8

Section 2.6	Assignment of Equity Commitment Rights..........................................................9

Section 4.1	Organization and Qualification...........................................................................11

Section 4.2	Corporate Power and Authority...........................................................................11

Section 4.3	Execution and Delivery; Enforceability..............................................................11

Section 4.4	Equity Interests....................................................................................................11

Section 4.5	No Conflict..........................................................................................................12

Section 4.6	Consents and Approvals......................................................................................12

Section 4.7	Arm’s Length.......................................................................................................12

Section 4.8	Financial Statements............................................................................................12

Section 4.9	Absence of Certain Changes...............................................................................12

Section 4.10	Legal Proceedings...............................................................................................12

Section 4.11	Takeover Statutes.................................................................................................13

Section 4.12	No Broker’s Fees.................................................................................................13
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES.............13

Section 5.1	Organization and Existence.................................................................................13

Section 5.2	Corporate Power and Authority...........................................................................13

Section 5.3	Execution and Delivery.......................................................................................13

Section 5.4	No Conflict..........................................................................................................13

Section 5.5	No Registration....................................................................................................13

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Section 5.6	Purchasing Intent.................................................................................................14

Section 5.7	Sophistication; Investigation...............................................................................14

Section 5.8	No Broker’s Fees.................................................................................................14

Section 5.9	Sufficiency of Funds............................................................................................14
ARTICLE VI ADDITIONAL COVENANTS...............................................................................................14

Section 6.1	Confirmation Order and Plan..............................................................................14

Section 6.2	Commercially Reasonable Efforts.......................................................................15

Section 6.3	LLC Agreement and Registration Rights Agreement..........................................15

Section 6.4	Blue Sky...............................................................................................................15

Section 6.5	Share Legend.......................................................................................................16
ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.............................................16

Section 7.1	Conditions to the Obligation of All Parties.........................................................16

Section 7.2	Conditions to the Commitment Party Obligations..............................................16

Section 7.3	Conditions to the Company’s Obligations...........................................................17
ARTICLE VIII INDEMNIFICATION AND CONTRIBUTION..................................................................17

Section 8.1	Indemnification Obligations................................................................................17

Section 8.2	Indemnification Procedure..................................................................................18

Section 8.3	Settlement of Indemnified Claims.......................................................................19

Section 8.4	Contribution.........................................................................................................19

Section 8.5	Treatment of Indemnification Payments.............................................................19

Section 8.6	No Survival..........................................................................................................19
ARTICLE IX TERMINATION.....................................................................................................................19

Section 9.1	Termination Rights..............................................................................................19

Section 9.2	Automatic Termination........................................................................................20

Section 9.3	Effect of Termination...........................................................................................20
ARTICLE X GENERAL PROVISIONS.......................................................................................................21

Section 10.1	Notices.................................................................................................................21

Section 10.2	Assignment; Third Party Beneficiaries................................................................21

Section 10.3	Prior Negotiations; Entire Agreement.................................................................22

Section 10.4	Governing Law; Venue........................................................................................22

Section 10.5	Waiver of Jury Trial.............................................................................................23

Section 10.6	Counterparts........................................................................................................23

Section 10.7	Waivers and Amendments; Rights Cumulative...................................................23

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Section 10.8	Headings..............................................................................................................23

Section 10.9	Specific Performance...........................................................................................23

Section 10.10	Damages..............................................................................................................24

Section 10.11	No Reliance.........................................................................................................24

Section 10.12	Publicity; Public Disclosure of Agreement.........................................................24

Section 10.13	Settlement Discussions........................................................................................24

Section 10.14	Transaction Expenses..........................................................................................25

Section 10.15	Transfer Taxes.....................................................................................................25

Section 10.16	Additional Agreements........................................................................................25

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EQUITY COMMITMENT AGREEMENT
THIS EQUITY COMMITMENT AGREEMENT (this “Agreement”), dated as of October 4, 2015, is made by and among American Apparel, Inc., and the Commitment Parties set forth on the signature pages hereto (collectively, the “Commitment Parties”). Capitalized terms that are used but are not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof or, if not defined therein, shall have the meanings given to them in the Restructuring Support Agreement (as defined below).
RECITALS
WHEREAS, the Company and certain of its domestic Subsidiaries (collectively, the “Debtors”) have entered into a Restructuring Support Agreement, dated as of the date hereof (the “Restructuring Support Agreement”), with the Commitment Parties as the “Supporting Parties” thereunder, which provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to a plan of reorganization to be filed in jointly administered cases (the “Chapter 11 Cases”) under Title 11 of the United States Code, 11 U.S.C. §§ 101- 1532, as amended (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), on the terms and conditions set forth in the Plan;
WHEREAS, pursuant to this Agreement and the Plan, and subject to the terms and conditions contained herein and therein, (a) the Company has agreed to issue to the Commitment Parties an aggregate number of Units equal to the quotient of the Total Equity Commitment Amount divided by the Purchase Price, at a per-Unit cash purchase price equal to the Purchase Price and (b) each Commitment Party has agreed to purchase its Commitment Percentage of such Units;
WHEREAS, pursuant to this Agreement and the Plan, and subject to the terms and conditions contained herein and therein, each of the Minority Equityholders will have the right to elect, at any time during the 30 days following the Closing Date, to purchase additional Units, at a per-Unit cash purchase price equal to the Purchase Price, in an aggregate amount equal to such Minority Equityholder’s Purchase Right Percentage of the Total Equity Commitment Amount; and
NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the Parties hereby agrees as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:
“Action” means any legal, governmental, administrative, regulatory or judicial actions, suits, arbitrations, audits, actions, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided that no Commitment Party shall be deemed an Affiliate of the Company or any of its Subsidiaries for any purpose under this Agreement. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person.
“Allowed Prepetition Note Secured Claim” has the meaning given to such term in the Plan.
“Board” means the board of managers of the Company.
“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).
“claim” has the meaning given to such term in Section 101 of the Bankruptcy Code.
“Closing Date” means the date on which the Closing occurs.
“Commencement Date” means the date that the Debtors file voluntary petitions in the Bankruptcy Court to commence the Chapter 11 Cases.
“Commitment Party Default” means the failure by any Commitment Party to deliver the aggregate Purchase Price for such Commitment Party’s Commitment Percentage of any Equity Commitment Units by the Escrow Funding Date in accordance with Section 2.2(b).
“Commitment Percentage” means, with respect to any Commitment Party, the sum of (x) the product (rounded to four decimal places) of such Commitment Party’s DIP Commitment Percentage and the DIP Commitment Percentage Multiplier, plus (y) the product (rounded to four decimal places) of such Commitment Party’s Notes Commitment Percentage and the Notes Commitment Percentage Multiplier (rounded to four decimal places).
“Company” means American Apparel, Inc., a Delaware corporation, and for the avoidance of doubt shall also include (a) the limited liability company into which American Apparel, Inc. will be converted in accordance with the Plan, and (b) the Reorganized Company.
“Company Governance Documents” means, (a) at any time prior to the Company’s conversion into a Delaware limited liability company, the Company’s certificate of incorporation and by-laws as in effect at such time, and (b) at any time from and after the Company’s conversion into a Delaware limited liability company, the Certificate of Formation of the Company and the limited liability company agreement of the Company as in effect at such time.
“Company SEC Documents” means the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with or furnished to the SEC by the Company on or prior to the date hereof
“Confirmation Order” means an order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code and authorizing the consummation of the transactions contemplated hereby and thereby.
“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.

“Defaulted Equity Commitment Units” means, with respect to any Commitment Party Default, the Equity Commitment Units for which the Defaulting Commitment Party has failed to deliver the aggregate Purchase Price in accordance with Section 2.2(b).
“Defaulting Commitment Party” means, at any time, any Commitment Party that caused a Commitment Party Default that is continuing at such time.
“DIP Commitment Percentage” means, with respect to any Commitment Party, 20.0%.
“DIP Commitment Percentage Multiplier” means the quotient of (x) $90,000,000 divided by (y) the sum of $90,000,000 plus the amount of the Allowed Prepetition Note Secured Claims held by all Commitment Parties as of the date hereof; provided, that to the extent the aggregate principal amount of the loans under the DIP Facility are increased, the $90,000,000 will be adjusted accordingly in the foregoing clauses (x) and (y).
“DIP Facility” has the meaning given to such term in the Exit Facility Term Sheet.
“Effective Date” has the meaning given to such term in the Plan.
“Emergence Credit Facilities” means, collectively, the Exit Term Loan Facility and, if applicable, the New Working Capital Facility, in each case as defined in the Exit Facility Term Sheet.
“Equity Commitment” means, with respect to each Commitment Party, its obligation to purchase Units, subject to the terms and conditions set forth herein, pursuant to Section 2.1 of this Agreement.
“Equity Commitment Units” means, with respect to each Commitment Party, the Units that such Commitment Party is required to purchase pursuant to its Equity Commitment.
“Event” means any event, development, occurrence, circumstance or change.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulation of the SEC thereunder.
“Final DIP Order” means the final order of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and obtain credit under the DIP Credit Agreement, and granting certain rights, protections, and liens to and for the benefit of the DIP.
“Governance Term Sheet” means the term sheet titled “Summary of Terms for Post-Restructuring Equity” and attached as Exhibit E to the Restructuring Support Agreement.
“Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof).
“Interim DIP Order” means an interim order of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and obtain credit under the DIP Credit Agreement, and granting certain rights, protections, and liens to and for the benefit of the DIP Lenders.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.
“Lien” means any lease, lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.
“Material Adverse Effect” means any Event after the Commencement Date which, individually or collectively with all other Events, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations, or condition (financial or otherwise) of the Debtors or the Reorganized Debtors, or (b) the ability of the Debtors or the Reorganized Debtors to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement or the Plan in any material respect, in each case, except to the extent such Event results from (i) any change after the date hereof in global, national or regional political conditions or in the general business, market and economic conditions affecting the industries and regions in which the Company and its Subsidiaries operate, including, in each case, natural disasters and acts of terrorism, war or piracy or other hostilities; (ii) any changes after the date hereof in applicable Law, in GAAP or the interpretation or enforcement thereof; (iii) the execution, delivery, announcement or existence of, or performance of this Agreement or the transactions contemplated hereby, the Plan or the Restructuring Support Agreement, including, but not limited to the announcement of the identity of the Commitment Parties; (iv) any matters publicly disclosed (in the SEC Documents or otherwise) prior to the filing of the Chapter 11 Cases, (v) any matters disclosed in the schedules to the DIP Facility, (vi) any matters disclosed in any first day pleadings or declarations, and (vii) the effect of filing the Chapter 11 Cases, the events and conditions related and/or leading up thereto and the effects thereof and any action required to be taken under the DIP Facility documents or under any orders of the Bankruptcy Court in the Chapter 11 Cases).
“Minority Equityholder” means, at any time of determination, any Person then holding any Minority Equityholder Notes Claims (including any Person, including as applicable any Commitment Party or Affiliate thereof, that was not a holder of Minority Equityholder Notes Claims as of the date hereof but subsequently acquires any Minority Equityholder Notes Claims).
“Minority Equityholder Notes Claims” means, collectively, the Allowed Prepetition Note Secured Claims held, as of the date hereof, by Persons other than Commitment Parties and their Affiliates.
“Notes Commitment Percentage” means, with respect to any Commitment Party, the quotient, expressed as a percentage (rounded to four decimal places), of (x) the aggregate amount of the Allowed Prepetition Note Secured Claims held by such Commitment Party as of the date hereof, divided by (y) the aggregate amount of the Allowed Prepetition Note Secured Claims held by all Commitment Parties as of the date hereof.
“Notes Commitment Percentage Multiplier” means the quotient of (x) the amount of the Allowed Prepetition Note Secured Claims held by all Commitment Parties as of the date hereof, divided by (y) the sum of (i) $90,000,000 plus (ii) the amount of the Allowed Prepetition Note Secured Claims held by all Commitment Parties as of the date hereof; provided, that to the extent the aggregate principal amount of the loans under the DIP Facility are increased, the foregoing $90,000,000 will be adjusted accordingly.
“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator.
“Outside Date” means the date that is 180 days after the date of this Agreement.

“Parties” means, collectively, the Company and the Commitment Parties.
“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.
“Plan” means the Debtors’ Joint Plan of Reorganization, in substantially the form attached as Exhibit B to the Restructuring Support Agreement (including the Plan Supplement(s) and all other exhibits, schedules and annexes thereto) providing for, among other matters, the implementation of this Agreement, as may be further amended, supplemented or otherwise modified from time to time in accordance with the Restructuring Support Agreement.
“Plan Supplement” means the plan supplement to be filed by the Debtors with the Bankruptcy Court.
“Purchase Price” means the purchase price per Unit for the Units to be sold by the Company pursuant to this Agreement, which shall be an amount equal to the quotient of (x) an assumed total enterprise value for the Company of $225,000,000, minus the aggregate amount of all funded indebtedness of the Company and its Subsidiaries that will be outstanding on the Effective Date after giving effect to the Plan (including all capital leases and the full amount available under the Incremental Exit Loan (as defined in the Exit Facility Term Sheet), irrespective of whether it has been funded at such time), divided by (y) the aggregate number of Units distributed under the Plan (excluding any Units issued pursuant to this Agreement).
“Purchase Right Percentage” means, with respect to any Minority Equityholder, the quotient, expressed as a percentage (rounded to four decimal places), of (x) the aggregate amount of the Minority Equityholder Notes Claims held by such Minority Equityholder as of the Effective Date before giving effect to the Plan, divided by (y) the sum of $90,000,000 plus the aggregate amount of all Allowed Prepetition Note Secured Claims as of the Effective Date before giving effect to the Plan; provided, that to the extent the aggregate principal amount of the loans under the DIP Facility are increased, the foregoing $90,000,000 will be adjusted accordingly.
“Registration Rights Agreement” means a registration rights agreement that will become effective as of the Effective Date, which shall be, in form and substance, (a) consistent in all material respects with the terms set forth in the Governance Term Sheet and the Restructuring Support Agreement and (b) reasonably acceptable to the Required Commitment Parties, and which shall provide certain registration rights to each recipient of Equity Commitment Units hereunder.
“Related Party” means, with respect to any Person, (a) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (b) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.
“Reorganized Company” means the Company, from and after the Effective Date.
“Reorganized Company LLC Agreement” means the limited liability company agreement of the Reorganized Company that will become effective as of the Effective Date, which shall be, in form and substance, (a) consistent in all material respects with the terms set forth in the Governance Term Sheet and the Restructuring Support Agreement and (b) reasonably acceptable to the Required Commitment Parties.
“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Required Commitment Parties” means Commitment Parties with an aggregate Commitment Percentage of more than 50%.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body or (c) has the power to direct the business and policies.
“Supermajority Commitment Parties” means Commitment Parties with an aggregate Commitment Percentage of more than 66 2/3%.
“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation.
“Total Equity Commitment Amount” means an amount equal to no less than $10,000,000, or such greater amount, not to exceed $40,000,000, as the Supermajority Commitment Parties in their sole discretion may elect, by written notice given to the Company at any time after the date hereof and prior to 5:00 p.m., New York City time, on the date that is seven (7) Business Days prior to the Closing Date.
“Total Equity Commitment Units” means the aggregate number of Units that all Commitment Parties are required to purchase hereunder pursuant to their Equity Commitments.
“Transaction Agreements” means, collectively, this Agreement, the Reorganized Company LLC Agreement, and the Registration Rights Agreement.
“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of.
“Units” means, collectively, the voting common membership interest units in the Reorganized Company.
Section 1.2    Construction. In this Agreement, unless the context otherwise requires:
(a)    references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;
(b)    the descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement;
(c)    references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(d)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;
(e)    the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;
(f)    the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;
(g)    “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;
(h)    references to “day” or “days” are to calendar days;
(i)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder in effect on the date of this Agreement; and
(j)    references to “dollars” or “$” are to United States of America dollars.
ARTICLE II

EQUITY COMMITMENT
Section 2.1    Purchase and Sale. At the Closing, subject to the terms and conditions set forth in this Agreement and the Plan, each Commitment Party, severally and not jointly, shall purchase from the Company, and the Company shall sell and deliver to each such Commitment Party, at a per-Unit cash purchase price equal to the Purchase Price, a number of Units (rounded to the nearest whole Unit) equal to the quotient of (x) a number which is equal to the product of such Commitment Party’s Commitment Percentage and the Total Equity Commitment Amount, divided by (y) the Purchase Price. Each Commitment Party’s obligation to pay the aggregate Purchase Price for its respective Equity Commitment Units shall be satisfied by its delivery of cash in such amount to the Escrow Account, as provided in Section 2.2 below.
Section 2.2    Purchase Price Funding.
(a)    Funding Notice. No later than the date that is five (5) Business Days prior to the Closing Date, the Company shall deliver to each Commitment Party a written notice (the “Funding Notice”) setting forth (i) the number of Equity Commitment Units to be purchased by such Commitment Party pursuant to its respective Equity Commitment and the aggregate Purchase Price therefor; and (ii) wire instructions for the escrow account to which such Commitment Party shall deliver the aggregate Purchase Price for such Equity Commitment Units (the “Escrow Account”).
(b)    Escrow Account Funding. No later than the date that is one (1) Business Day prior to the Closing (such date, the “Escrow Funding Date”), each Commitment Party shall deliver the aggregate Purchase Price for such Commitment Party’s Commitment Percentage of the Equity Commitment Units, by wire transfer of immediately available funds in U.S. dollars to the Escrow Account in satisfaction of such Commitment Party’s Equity Commitment. The Escrow Account shall be established with an escrow agent reasonably satisfactory to the Required Commitment

Parties and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Required Commitment Parties and the Company. The funds held in the Escrow Account shall be released, and each Commitment Party shall receive from the Subscription Escrow Account the cash amount actually funded to the Subscription Escrow Account by such Commitment Party, plus any interest accrued thereon, within two (2) Business Days following any termination of this Agreement in accordance with its terms.
Section 2.3    Closing. The closing of the purchase and sale of Units pursuant to the Equity Commitments (the “Closing”) shall take place on the Effective Date promptly following consummation of the Plan, or at such other time, following the Effective Date, as is mutually agreed in writing by the Company and the Supermajority Commitment Parties. The Closing shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005 or remotely via the exchange of documents and signatures.
Section 2.4    Deliveries at the Closing. At the Closing:
(a)    All funds held in the Escrow Account shall be delivered to the Company, by wire transfer of immediately available funds in U.S. dollars, in satisfaction of the Purchase Price for all Equity Commitment Units with respect to which the Purchase Price has been funded pursuant to Section 2.2.
(b)    Each Commitment Party (or, if applicable, its designee pursuant to Section 2.6(a)) shall deliver to the Company (i) a duly executed counterpart of the Reorganized Company LLC Agreement and (ii) a duly executed counterpart of the Registration Rights Agreement.
(c)    The Company shall:
(i)    Issue to each Commitment Party (or, if applicable, its designee pursuant to Section 2.6(a)) its respective Equity Commitment Units, against payment of the aggregate Purchase Price for such Units, along with evidence reasonably satisfactory to such Commitment Party that the books and records of the Company have been updated to reflect such issuance.
(ii)    Deliver to each Commitment Party (A) a duly executed counterpart of the Reorganized Company LLC Agreement and (B) a duly executed counterpart of the Registration Rights Agreement.
(iii)    Deliver to each Commitment Party an officer’s certificate certifying that each of the conditions set forth in Sections 7.2(d) and 7.2(e) have been satisfied.
Section 2.5    Commitment Party Default.
(a)    Upon the occurrence of a Commitment Party Default by any Commitment Party, the Company shall give prompt written notice thereof (a “Default Notice”) to each of the other Commitment Parties that is not a Defaulting Commitment Party, each of whom shall have the right, but not the obligation, within five (5) Business Days after receipt of the Default Notice, to elect by written notice to the Company to purchase all or any portion of the Defaulted Equity Commitment Units, at a per-Unit purchase price equal to the Purchase Price, which purchase shall be allocated pro rata among all such Commitment Parties electing to purchase all or any portion of the Defaulted Equity Commitment Units (such Commitment Parties, the “Substituted Commitment Parties”) based upon the relative applicable Commitment Percentage of any such Substituted Commitment Parties or as may otherwise be mutually agreed upon by the Substituted Commitment Parties. The closing of any such purchase and sale of Defaulted Equity Commitment Units shall occur at 10:00 a.m. New York City Time on the date that is ten (10) Business Days following the Closing Date or such other time and date as is mutually agreed by the Company and the applicable Substituted Commitment Party, with the Purchase Price for such Defaulted Equity Commitment Units to be paid by wire transfer of immediately available funds in U.S. dollars to the Company at the account specified in the Default Notice, and the Company shall issue such Defaulted Equity Commitment Units in the manner set forth in Section 2.4(c)(i) of this Agreement.
(b)    Nothing in this Agreement shall be deemed to require a Commitment Party to purchase more than its Commitment Percentage of the Equity Commitment Units.
(c)    For the avoidance of doubt, nothing contained in this Agreement (including the purchase by a Substituted Commitment Party of any Defaulted Equity Commitment Units) shall relieve any Defaulting Commitment Party from its obligations with respect to its Equity Commitment Units or any liability in connection with such Defaulting Commitment Party’s Commitment Party Default, and the Company shall retain all rights and remedies available to it under law or at equity.
Section 2.6    Assignment of Equity Commitment Rights.
(a)    Each Commitment Party shall have the right to require, by written notice to the Company no later than two (2) Business Days prior to the Closing Date, that all or any portion of its Equity Commitment Units be issued in the name of, and delivered to one or more of its Affiliates or funds or accounts that are managed by such Commitment Party or its Affiliates (each, a “Related Purchaser”) which notice of designation shall (i) be addressed to the Company and signed by such Commitment Party and each Related Purchaser, (ii) specify the number of Equity Commitment Units to be delivered to or issued in the name of each such Related Purchaser and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Sections 5.5 through 5.7 as applied to such Related Purchaser; provided that no such designation shall relieve such Commitment Party from any of its obligations under this Agreement; provided further, that no such Related Purchaser is a “Prohibited Transferee” (as defined in the Reorganized Company LLC Agreement).
(b)     Each Commitment Party agrees that it will not, directly or indirectly, Transfer, at any time prior to the Effective Date, any of its rights and obligations under this Agreement to any Person other than in accordance with Sections 2.5, 2.6(a) or 2.6(c), or any other provision of this Agreement that expressly permits such Transfer. In the event that any Commitment Party purports to Transfer all or any portion of its Allowed Prepetition Note Secured Claims or allowed DIP Facility Claims, then such transferee shall agree in a writing addressed to the Company (i) to assume a proportionate percentage of such Commitment Party’s Equity Commitment, (ii) that such transferee or assignee shall be fully bound by this Agreement and (iii) to provide the representations and warranties set forth in Article V hereof; provided that no such Transfer shall relieve such Commitment Party from any of its obligations under this Agreement; provided further, that no such Transfer is to a “Prohibited Transferee” (as defined in the Reorganized Company LLC Agreement). In the event of a default by such transferee or assignee, as applicable, of its obligations hereunder to purchase any Equity Commitment Units, the transferring Commitment Party shall be obligated to purchase such Equity Commitment Units within one (1) Business Day of receiving notice of such default.
(c)    Each Commitment Party shall have the right to assign, by written notice to the Company no later than ten (10) Business Days prior to the Closing Date, in accordance with the Restructuring Support Agreement, all or any portion of its Equity Commitment to any other Commitment Party or Commitment Parties (each, a “Commitment Party Assignee”), which notice of assignment shall (i) be addressed to the Company and signed by such Commitment Party and each Commitment Party Assignee, and (ii) specify the portion of such Commitment Party’s Equity Commitment that is being assigned to such Commitment Party Assignee(s); provided that no such Transfer shall relieve such Commitment Party from any of its obligations under this Agreement.

ARTICLE III

MINORITY EQUITYHOLDER PURCHASE RIGHT
Section 3.1    Minority Equityholder Purchase Right.
(a)    On the terms and conditions set forth in this Article III and the Plan, each Minority Equityholder shall have the right to elect, in the manner set forth in Section 3.1(c), at any time during the 30 days following the Closing Date (the “Election Period”), to purchase a number of Units (rounded to the nearest whole Unit, and which Units, for the avoidance of doubt, shall be in addition to the Total Equity Commitment Units) equal to the quotient of (x) the product of such Minority Equityholder’s Purchase Right Percentage and the number of Total Equity Commitment Units. As used herein, “Offered Units” means, with respect to any Minority Equityholder, the number of Units that such Minority Equityholder is entitled to purchase pursuant to this Article III, as calculated in accordance with the immediately preceding sentence.
(b)    As promptly as practicable following the Closing Date (and in no event more than two (2) Business Days thereafter) the Company shall deliver to each Minority Equityholder notice of the issuance of the Equity Commitment Units (the “Offer Notice”), which notice shall include an election form provided by the Company and in form and substance reasonably satisfactory to the Required Commitment Parties (the “Election Form”) and shall set forth (A) the Total Equity Commitment Amount, the Purchase Price and the total number of Equity Commitment Units that were issued to the Commitment Parties, (B) such Minority Equityholder’s Purchase Right Percentage, and (C) the number of Offered Units that such Minority Equityholder is entitled to purchase pursuant to this Article III and the aggregate Purchase Price therefor. The Election Form will require, among other things, that any Minority Equityholder making such election confirm in writing the accuracy of the representations set forth in Sections 5.5 through 5.7 as applied to such Minority Equityholder.
(c)    Each Minority Equityholder shall have the right to elect to purchase all (but not less than all) of its Offered Units, at a per-Unit purchase price equal to the Purchase Price, by delivering each of the following to the Company, at any time during the Election Period, in accordance with the instructions included with the Offer Notice: (i) a properly completed and duly executed Election Form, (ii) immediately available funds in U.S. dollars, in an amount equal to the aggregate Purchase Price set forth in such Minority Equityholder’s Offer Notice, (iii) a duly executed counterpart of the Reorganized Company LLC Agreement, and (iv) a duly executed counterpart of the Registration Rights Agreement, if applicable.
(d)    As promptly as practicable following the Company’s receipt from any Minority Equityholder of all of the items listed in Section 3.1(c), and in no event more than three (3) Business Days thereafter, the Company shall issue the Offered Units to such Minority Equityholder, and shall deliver to such Minority Equityholder, to the address specified in such Minority Equityholder’s Election Form, (i) evidence that the books and records of the Company have been updated to reflect such issuance, (ii) a duly executed counterpart of the Reorganized Company LLC Agreement and (iii) a duly executed counterpart of the Registration Rights Agreement to the Minority Equityholder, if applicable. The issuance of Offered Units pursuant to this Article III shall not be subject to any preemptive rights that would otherwise apply pursuant to the Reorganized Company LLC Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (i) set forth in the Company SEC Documents or (ii) as may be or become untrue directly as a result of the commencement of the Chapter 11 Cases or the discharge or compromise of claims as a result thereof, the Company hereby represents and warrants to each of the Commitment Parties, as of the date of this Agreement and as of the Closing Date, as follows:
Section 4.1    Organization and Qualification. Each of the Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 4.2    Corporate Power and Authority. The Company has the requisite power and authority, subject to entry of the Confirmation Order, to enter into, execute and deliver each of the other Transaction Agreements and to perform its obligations thereunder. Subject to entry of the Confirmation Order, the execution and delivery of each of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate or limited liability action, as applicable, on behalf of the Company, and no other organizational authorizations or approvals on the part of the Company or its equity holders are or will be necessary.
Section 4.3    Execution and Delivery; Enforceability. Subject to entry of the Confirmation Order, each of the Transaction Agreement has been or will be, as applicable, duly executed and delivered by the Company, and the Company’s obligations hereunder and thereunder will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.
Section 4.4    Equity Interests.
(a)    The Units to be issued pursuant to this Agreement will, when issued and delivered on the Closing Date, be duly and validly authorized, issued and delivered, and free and clear of all Liens, preemptive rights, subscription and similar rights, except as set forth in the Transaction Agreements.
(b)    Except as set forth in the Transaction Agreements, the Emergence Credit Facilities or any employment agreement entered into as provided in the Plan or as otherwise specifically provided for by the Plan, including without limitation any management incentive equity plan contained or provided for and approved in connection therewith, as of the Closing Date, neither the Company nor any of its Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any such equity or voting interest, (ii) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (iii) restricts the transfer of any equity interests of the Company or any of its Subsidiaries or (iv) relates to the voting of any equity interests of the Company.
Section 4.5    No Conflict. The Company’s execution and delivery of the Transaction Agreements, the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) materially conflict with, or result in a material breach, modification or violation of, any of the terms or provisions of, or constitute a material default under (with or without notice or lapse of time, or both), or result, except to the extent expressly specified in the Plan, in the acceleration of, or the creation of any Lien under, any Contract to which the Company or any of its Subsidiaries will be bound or to which any of the property or assets of the Company or any of its Subsidiaries will be subject, as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of the Reorganized Company LLC Agreement or the Certificate of Formation of the Company as of the Effective Date or any of the organization documents of any of the Company’s material Subsidiaries or (c) result in any violation of any Law or Order applicable to the Company or any of its Subsidiaries or any of their properties, except, in the case of clauses (a) and (c) above, where such occurrence, event or result would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.6    Consents and Approvals. Subject to entry of the Confirmation Order, no consent, approval, waiver, authorization, notice or filing is required to be obtained by the Company from, or to be given by the Company to, or made by the Company or any of its Affiliates with, any Governmental Entity or other Person, in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for such qualifications or filings under applicable federal or state securities or Blue Sky laws as may be required in connection with the transactions contemplated by this Agreement that will be made by the Company within the time prescribed by law under such federal or state securities or Blue Sky laws.
Section 4.7    Arm’s Length. The Company acknowledges and agrees that each of the Commitment Parties is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries.
Section 4.8    Financial Statements. The audited consolidated balance sheets of the Company as at December 31, 2014 and the unaudited consolidated balance sheets of the Company as at June 30, 2015 and the related consolidated statements of operations and of cash flows for the fiscal year or quarter, as the case may be, ended on such dates (collectively, the “Financial Statements”), present fairly the consolidated financial condition of the Company as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal period or quarter, as the case may be, then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein, and, with respect to unaudited interim financial statements, as permitted by Form 10-Q of the Exchange Act).
Section 4.9    Absence of Certain Changes. From the Commencement Date to the Closing Date, no Event has occurred or exists that constitutes a Material Adverse Effect.
Section 4.10    Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no material Actions pending or, to the actual knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject which (a) in any manner draws into question the validity or enforceability of this Agreement, the Plan or the Transaction Agreements or (b) that would reasonably be expected to have a Material Adverse Effect and which would not be subject to discharge under the Plan.
Section 4.11    Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Equity Commitment and the other transactions contemplated by this Agreement. As of the entry of the Confirmation Order, the Board shall have authorized and approved the issuance of the Units (including the Equity Commitment Units) pursuant to the Plan and this Agreement.
Section 4.12    No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person that would give rise to a valid claim against the Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with this Agreement or any of the transactions contemplated hereby that would not be subject to discharge under the Plan.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES
Each Commitment Party represents and warrants, as to itself only, as of the date of this Agreement and as of the Closing Date, as follows:
Section 5.1    Organization and Existence. Such Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the laws of its jurisdiction of incorporation or organization.
Section 5.2    Corporate Power and Authority. Such Commitment Party has the requisite corporate, limited partnership, limited liability company or other organizational power and authority to enter into, execute and deliver this Agreement and each other Transaction Agreements to which such Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary corporate, limited partnership, limited liability company or other organizational action required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.
Section 5.3    Execution and Delivery. Each of the Transaction Agreements (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) when executed and delivered, will constitute the valid and binding obligations of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.
Section 5.4    No Conflict. Such Commitment Party’s execution, delivery and performance of each of the Transaction Agreements does not and will not (i) violate any provision of its organizational documents, (ii) to the actual knowledge of such Commitment Party, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any material right or obligation of the Commitment Party under, any Contract, or (iii) to the actual knowledge of such Commitment Party, violate or result in a breach of or constitute a default under any Law to which the Commitment Party is subject.
Section 5.5    No Registration. Such Commitment Party understands that the Equity Commitment Units have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Commitment Party’s representations as expressed herein or otherwise made pursuant hereto.
Section 5.6    Purchasing Intent. Such Commitment Party is acquiring the Equity Commitment Units for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws.
Section 5.7    Sophistication; Investigation. Such Commitment Party is an institutional “accredited investor” as such term is defined in Rule 501(a) of the Securities Act, or a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act. Such Commitment Party has made its own inquiry and investigation into the Company and has undertaken such investigation and had access to such information as it has deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. Such Commitment Party has not relied on any advice from the Company or its representatives regarding the tax consequences of an investment in the Equity Commitment Units. Such Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Equity Commitment Units being acquired hereunder. Such Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Equity Commitment Units for an indefinite period of time), including a complete loss of its investment in the Equity Commitment Units. In evaluating the suitability of an investment in the Equity Commitment Units, such Commitment Party has not relied upon any representation or warranty of any Person by or on behalf of the Company other than those representations and warranties that are expressly set forth in this Agreement and the Restructuring Support Agreement, whether written or oral.
Section 5.8    No Broker’s Fees. Such Commitment Party is not a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Company, for a brokerage commission, finder’s fee or like payment in connection with this Agreement or an of the transactions contemplated hereby.
Section 5.9    Sufficiency of Funds. At the Escrow Funding Date, such Commitment Party will have available to it sufficient funds to make the payment of the aggregate Purchase Price for its Equity Commitment Units.
ARTICLE VI

ADDITIONAL COVENANTS
Section 6.1    Confirmation Order and Plan. The Company shall use its commercially reasonable efforts to obtain entry of the Confirmation Order as soon as reasonably practicable following the Commencement Date and on terms consistent with the Restructuring Support Agreement.

Section 6.2    Commercially Reasonable Efforts.
(c)    Without in any way limiting any other respective obligation of the Company or any Commitment Party in this Agreement, the Company shall use (and shall cause its Subsidiaries to use), and each Commitment Party shall use, commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using commercially reasonable efforts in:
(i)    timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Party and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;
(ii)    defending any Actions challenging this Agreement, the Plan or any other Transaction Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed; and
(iii)    working together in good faith to finalize the Registration Rights Agreement and the Reorganized Company LLC Agreement for timely inclusion in the Plan Supplement.
(d)    Subject to applicable Laws relating to the exchange of information, the Commitment Parties and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to the Commitment Parties or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement or the Plan; provided, however, that, except as provided for in Section 5(a)(viii) of the Restructuring Support Agreement, neither the Company nor the Commitment Parties are required to provide for review in advance motions, pleadings, declarations or other evidence filed, or submitted in connection with any filing, with the Bankruptcy Court or in connection with any other proceeding. In exercising the foregoing rights, each of the Company and the Commitment Parties shall act reasonably and as promptly as practicable.
(e)    Nothing contained in this Section 6.2 shall limit the ability of any Commitment Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases.
Section 6.3    LLC Agreement and Registration Rights Agreement. The Plan will provide that prior to the purchase of Units by any Person pursuant to this Agreement, such Person must be a party to the Reorganized Company LLC Agreement and have delivered a duly executed counterpart thereto. Each Commitment Party that purchases Units hereunder shall be entitled to certain registration rights under the Registration Rights Agreement with respect to all such Units. Forms of the Reorganized Company LLC Agreement and the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan Supplement.
Section 6.4    Blue Sky. The Company shall, on or before the Closing Date, take such action, if any, as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Equity Commitment Units issued hereunder for, sale to the Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Closing Date. The Company shall timely make all filings and reports, if any, relating to the offer and sale of the Equity Commitment Units issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.4.
Section 6.5    Share Legend. All Units issued under this Agreement shall be issued in uncertificated book-entry form, and all such Units shall be subject to a restrictive notation in the member register or other appropriate records maintained by the Company or its transfer agent, to the effect that such Units have not been registered under the Securities Act or any state securities laws, and may not be Transferred in the absence of an effective registration statement or an available exemption from registration thereunder. The Company shall remove such restrictive notation at any time after the restrictions described therein cease to be applicable, including, as applicable, when such Units may be sold by such holder under Rule 144 under the Securities Act without any further restrictions thereunder. The Company may reasonably request customary opinions, certificates or other evidence that such restrictions no longer apply, in connection with any such removal. All Units issued under this Agreement shall also be subject to transfer restrictions contained in the Reorganized Company LLC Agreement and also bear a legend with respect to such transfer restrictions.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES
Section 7.1    Conditions to the Obligation of All Parties. The obligations of the Company (except to the extent waived by the Company in its sole discretion) and each Commitment Party (except to the extent waived by the Required Commitment Parties in their sole discretion) to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions.
(f)    Effective Date. The Effective Date shall have occurred and the Plan shall have been consummated.
(g)    No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.
Section 7.2    Conditions to the Commitment Party Obligations. The obligations of each Commitment Party to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Required Commitment Parties in their sole discretion) of each of the following conditions:
(a)    Plan. The Company and all of the other Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Company and the other Debtors on or prior to the Effective Date.
(b)    Consents. All governmental notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.
(c)    Representations and Warranties. The representations and warranties of the Debtors contained in Sections 4.1, 4.2, 4.3 and 4.4(a) shall be true and correct in all respects at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date). All other representations and warranties of the Debtors contained in this Agreement shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute a Material Adverse Effect.
(d)    Covenants. The Debtors shall have performed and complied, in all respects, with all of their respective covenants and agreements contained in this Agreement.
(e)    Material Adverse Effect. From the Commencement Date to the Closing Date, there shall not have occurred, and there shall not exist, any Event that constitutes a Material Adverse Effect.
(f)    Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect and shall not have been terminated in accordance with its terms, and there shall not exist any default thereunder by any party other than such Commitment Party.
Section 7.3    Conditions to the Company’s Obligations. The obligation of the Company and the other Debtors to consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by the Company) of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of each Commitment Party contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).
(b)    Covenants. Each Commitment Party shall have performed and complied, in all respects, with all of its covenants and agreements contained in this Agreement and the Restructuring Support Agreement.
(c)    Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect and shall not have been terminated in accordance with its terms, and there shall not exist any default thereunder by any party other than the Company.
(d)    Conditions of Plan. The Company shall be satisfied that the conditions to the occurrence of the Effective Date of the Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Plan.

ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION
Section 8.1    Indemnification Obligations. The Company (the “Indemnifying Party”) shall indemnify and hold harmless each Commitment Party, their Affiliates, shareholders, members, partners and other equity holders, general partners, managers and their respective Representatives, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, including the Equity Commitments, the use of the proceeds of the Equity Commitment Units, or any breach by the Company of this Agreement, for any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable and documented (subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) caused by a Commitment Party Default by a Commitment Party, (b) to the extent relating to disputes among Commitment Parties and/or Minority Equityholders, or (c) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.
Section 8.2    Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof, specifying in reasonable detail the Losses paid, incurred or otherwise arising; provided that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. Such notice will be accompanied by copies of reasonably sufficient documentation with respect to such claim, challenge, litigation, investigation or proceeding, including any summons, complaint or other pleading that may have been served and any written demand or any other document or instrument directly relating thereto. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required) and that all such expenses shall be reimbursed as they occur), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Indemnified Claims, (iii) the Indemnifying Party shall have failed or is failing to defend such claim, and is provided written notice of such failure by the Indemnified Person and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.
Section 8.3    Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, the provisions of this Article VIII. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
Section 8.1    Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Party, any Person asserting claims on behalf of or in right of any of the Indemnifying Party, or any other Person in connection with an Indemnified Claim.
Section 8.2    Treatment of Indemnification Payments. All amounts paid by the Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price for all tax purposes.
Section 8.3    No Survival. All representations and warranties made in this Agreement shall not survive the Closing Date.
ARTICLE IX

TERMINATION
Section 9.1    Termination Rights. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date (including at any time prior to entry of the Confirmation Order):
(e)    by mutual written consent of the Company and the Required Commitment Parties;
(f)    by the Company by written notice to each Commitment Party or by the Required Commitment Parties by written notice to the Company if any Law or Order shall have been enacted, adopted or issued by any Governmental Entity, that prohibits the implementation of the Plan or the transactions contemplated by this Agreement or the other Transaction Agreements;
(g)    by the Required Commitment Parties upon written notice to the Company:
(i)    at any time following the Outside Date, if the Closing shall not have occurred prior to such time; provided, that such right to terminate this Agreement shall not be available to any Party whose failure to perform any material obligation required to be performed by it under this Agreement has been a cause of or results in the failure of the Closing to occur by such time;
(ii)    if the Company shall have breached any of its representations, warranties, covenants or other agreements in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, if continuing on the Closing Date, result in a failure of a condition set forth in Section 7.2(c) or Section 7.2(d), and such breach or inaccuracy is not cured by the Company by the earlier of (A) the twentieth (20th) Business Day after the giving of notice thereof to the Company by any Commitment Party; provided that the Commitment Parties shall not have such right to terminate this Agreement if they are then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.3(a) or Section 7.3(b);
(iii)    if the Interim DIP Order is not entered by the Bankruptcy Court by the date that is five (5) Business Days after the date hereof;
(iv)    if the Final DIP Order is not entered by the Bankruptcy Court by the date that is forty-five (45) days after the date hereof;
(v)    in the event of any termination, waiver or modification of the Interim DIP Order or the Final DIP Order without the prior written consent of the Required Commitment Parties; or
(vi)    if any of the Chapter 11 Cases shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or the Bankruptcy Court has entered an Order in any of the Chapter 11 Cases appointing an examiner or trustee with expanded powers to oversee or operate the Debtors in the Chapter 11 Cases; and
(h)    by the Supermajority Commitment Parties, if any Event occurs or has occurred on or after the Commencement Date that, either alone or in combination with any other Event, constitutes a Material Adverse Effect.
Section 9.2    Automatic Termination. This Agreement shall terminate automatically, unless waived by both the Company and the Required Commitment Parties, upon any termination of the Restructuring Support Agreement or upon any determination by the Bankruptcy Court that this Agreement is unenforceable for any reason.
Section 9.3    Effect of Termination. Upon any termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Debtors or the Commitment Parties; provided that (i) the obligations of the Debtors to pay the Transaction Expenses pursuant to Section 10.14 and to satisfy their indemnification obligations pursuant to Article VIII shall survive the termination of this Agreement indefinitely and shall remain in full force and effect, and (ii) the provisions set forth in Article X shall survive the termination of this Agreement in accordance with their terms.

ARTICLE X

GENERAL PROVISIONS
Section 10.1    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):
(a)    If to the Company:
American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106
Attention:     Chelsea Grayson, Esq. (cgrayson@americanapparel.net)
with a copy (which shall not constitute notice) to:
Jones Day
222 East 41st Street
New York, New York 10017
Attention:     Scott J. Greenberg (sgreenberg@jonesday.com)        Michael J. Cohen (mcohen@jonesday.com)
(b)    If to the Commitment Parties (or to any of them):
To each Commitment Party at the addresses or e-mail addresses set forth below the Commitment Parties’ signature page to this Agreement.

with a copy (which shall not constitute notice) to:
Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, New York 10005
Attention:     Gerard Uzzi (guzzi@milbank.com)
Alexander M. Kaye (akaye@milbank.com), and
Bradley Scott Friedman (bfriedman@milbank.com)
with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:     M. Natasha Labovitz (nlabovitz@debevoise.com)
Jonathan Levitsky (jelevitsky@debevoise.com)
Section 10.2    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Sections 2.5,  2.6(a), 2.6(c) or 10.7 or any other provision of this Agreement and any purported assignment in violation of this Section 10.2 shall be void ab initio. This Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, each of the Parties and their respective successors and permitted assigns, and this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any other Person any rights or remedies under this Agreement, except that (a) the Indemnified Parties shall be third-party beneficiaries of, and entitled to enforce, the provisions of Article VIII (Indemnification and Contribution) and (b) the Minority Equityholders shall be third-party beneficiaries of, and entitled to enforce, the provisions of Article III (Minority Equityholder Purchase Right.
Section 10.3    Prior Negotiations; Entire Agreement.
(a)    This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed among the Parties and the Restructuring Support Agreement will continue in full force and effect.
(b)    Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.
Section 10.4    Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, OR, AT ANY TIME FOLLOWING THE COMMENCEMENT DATE SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND

SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.
Section 10.5    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.
Section 10.6    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.
Section 10.7    Waivers and Amendments; Rights Cumulative. This Agreement may be amended, restated, modified, or changed only by a written instrument signed by the Debtors and the Required Commitment Parties (other than a Defaulting Commitment Party); provided that each Commitment Party’s prior written consent shall be required for any amendment that would have the effect of: (a) modifying such Commitment Party’s Commitment Percentage, (b) increasing the Purchase Price to be paid in respect of the Equity Commitment Units, (c) extending the Outside Date; (d) increasing the Total Equity Commitment Amount above $40,000,000 without each Commitment Party having the opportunity (but not the obligation) to participate pro rata in such increase (for the avoidance of doubt, this clause shall only apply to the Equity Commitment Units to be issued pursuant to this Agreement and shall not apply to any subsequent issuance of Units, it being agreed that no Commitment Party shall be required to purchase such Units); or (e) otherwise have a materially adverse and disproportionate effect on such Commitment Party; provided, further, that a written instrument signed by the Debtors and the Supermajority Commitment Parties (other than a Defaulting Commitment Party) shall be required to amend, restate, modify or change any provision that gives the Supermajority Commitment Parties consent rights with respect to any matter. The terms and conditions of this Agreement may be waived (i) by the Company only by a written instrument executed by the Company and (ii) by the Commitment Parties only by a written instrument executed by the Required Commitment Parties (provided that each Commitment Party’s prior written consent shall be required for any waiver having the effects referred to in the first proviso of this Section 10.7). Notwithstanding anything to the contrary contained in this Agreement, the Commitment Parties may agree, among themselves, to reallocate their Commitment Percentages, without any consent or approval of any other Party; provided, however, for the avoidance of doubt any such agreement among the Commitment Parties shall require the consent or approval of all Commitment Parties affected by such reallocation; provided, further that any reallocation shall require the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.
Section 10.8    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
Section 10.9    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.
Section 10.10    Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits, including, without limitation, with respect to Losses under Article VIII (other than in respect of Losses incurred in respect of any third party claims).
Section 10.11    No Reliance. No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) (i) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity and (ii) no Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities and (d) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Equity Commitment.
Section 10.12    Publicity; Public Disclosure of Agreement.
(a)    At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement.
(b)    Subject to Section 10.12(a), the Company may, in its discretion, disclose this Agreement (including the signature pages hereto) in a press release or public filing; provided, however, that the Company shall not disclose the Commitment Percentage of any Commitment Party to any Person, other than legal, accounting, financial and other advisors to the Company, or any of its respective subsidiaries or affiliates, unless such information is or becomes publicly available other than by the Company’s breach of this Section 10.12 or such information is required to be disclosed by law, rule, regulation, legal, judicial or administrative process, subpoena, or court order, or by a governmental, regulatory, or self-regulatory authority, or similar body, including the SEC and the Company’s filing obligations the Exchange Act. For the avoidance of doubt, the Company shall be permitted to disclose at any time the aggregate amount of claims held by any class of Commitment Parties.
Section 10.13    Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Action, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Cases (other than an Action to approve or enforce the terms of this Agreement).

Section 10.14    Transaction Expenses. At the Closing or termination of this Agreement,, the Company will reimburse or pay, as the case may be, the reasonable and documented out-of-pocket costs and expenses incurred by the Commitment Parties in connection with this Agreement and the transactions contemplated hereby (including investigating, negotiating and completing such transactions), including the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP and Deveboise & Plimpton LLP reasonably incurred (collectively, “Transaction Expenses”), to the extent such amounts are incurred on or prior to the earlier of the Effective Date and the termination of this Agreement. Such Transaction Expenses shall constitute an allowed administrative expense of the Company under Section 503(b)(1) and 507(a)(1) of the Bankruptcy Code. The payment of Transaction Expenses hereunder shall not limit the payment of fees and expenses as contemplated in the Restructuring Support Agreement or in any other agreement by and among the Parties hereto; provided, however, that the payment of any amounts pursuant to this Section shall not be duplicative with the payment of any amounts pursuant to the Restructuring Support Agreement or any other agreement by and among the parties hereto.
Section 10.15    Transfer Taxes. All Units issued by the Company pursuant to this Agreement will be delivered to the applicable Commitment Party (or designee, as applicable) or Minority Equityholder with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties (if any) that are due and payable in connection with such delivery duly paid in full by the Company.
Section 10.16    Additional Agreements. While this Agreement is in effect with respect to any Commitment Party, such Commitment Party shall be automatically entitled to its pro rata share of any fees, expenses, compensation or benefits in the event that the Company or any of the Debtors agrees to pay any such fees, expenses or other compensation or grant any such benefits to any other Commitment Party in connection with or related to this Agreement (including in connection with any amendment, waiver or modification of this Agreement) or the Equity Commitments made herein.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

AMERICAN APPAREL, INC.
By:	/s/ Hassan Natha
Name: Hassan Natha
Title: CFO

.

[Equity Commitment Agreement Signature Page]

MONARCH MASTER FUNDING LTD.
By:	Monarch Alternative Capital LP
Its:	Advisor

By:	/s/ Christopher Santana
Name: Christopher Santana
Title: Managing Principal

Notice Information:
C/O Monarch Alternative Capital LP
535 Madison Avenue
New York NY 10022
Attn: Michael Gillin
Phone: (212) 554-1743
Fax: 1-(866)-741-3564
Email: Michael.gillin@monarchlp.com; fundops@monarchlp.com

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]

COLISEUM CAPITAL PARTNERS, L.P.
By:	Coliseum Capital, LLC, General Partner
By:	/s/ Adam Gray

BLACKWELL PARTNERS, LLC, SERIES A
By:	Coliseum Capital Management, LLC, Attorney-in-fact
By:	/s/ Adam Gray

COLISEUM CAPITAL PARTNERS II, L.P.
By:	Coliseum Capital, LLC, General Partner
By:	/s/ Adam Gray

Notice Information:
Adam Gray
Coliseum Capital Management, LLC
One Station Place
7th Floor South
Stamford, CT 06902

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]

GOLDMAN SACHS TRUST, on behalf of the GOLDMAN SACHS HIGH YIELD FLOATING RATE FUND
By:	Goldman Sachs Asset Management, L.P., as investment advisor and not as principal
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

GOLDMAN SACHS LUX INVESTMENT FUNDS for the benefit of GOLDMAN SACHS HIGH YIELD FLOATING RATE PORTFOLIO (LUX)
By:	Goldman Sachs Asset Management, L.P., solely as itsinvestment advisor and not as principal
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

GOLDMAN SACHS LUX INVESTMENT FUNDS for the benefit of GOLDMAN SACHS GLOBAL MULTI-SECTOR CREDIT PORTFOLIO (LUX)
By:	Goldman Sachs Asset Management, L.P., solely as its investment advisor and not as principal
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

[Equity Commitment Agreement Signature Page]

GLOBAL OPPORTUNITIES, LLC
By:	Goldman Sachs Asset Management, L.P., not in its individual capacity, but solely as investment advisor
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

GLOBAL OPPORTUNITIES OFFSHORE, LTD.
By:	Goldman Sachs Asset Management, L.P., not in its individual capacity, but solely as investment advisor
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

Notice Information:
Michael Abatemarco
30 Hudson St, 5th Floor
Jersey City, NY 07302
am-gsbankloans@gs.com

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]

Pentwater Capital Management LP, as investment advisor to:
Oceana Master Fund Ltd.
PWCM Master Fund Ltd.
AAI Pentwater Fund Public Limited Company
LMA SPC for and on behalf of Map 98 Segregated Portfolio
Pentwater Credit Opportunities Master Fund Ltd.
Pentwater Event Driven Cayman Fund Ltd.

By:	/s/ Neal Nenadovic
Name: Neal Nenadovic
Title: Chief Financial Officer Pentwater Capital Management LP

Notice Information:
Pentwater Capital Management LP
614 Davis St
Evanston, IL 60201
312-589-6400

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]

STANDARD GENERAL MASTER FUND, L.P.
By:	Standard General L.P., its investment manager
By:	/s/ Soohyung Kim
Name:	Soohyung Kim
Title:	CEO

P STANDARD GENERAL LTD.
By:	/s/ Soohyung Kim
Name:	Soohyung Kim
Title:	CEO of its Investment Manager

Notice Information:
Standard General L.P.
Joseph Mause
767 Fifth Avenue, 12th Fl
New York, NY 10153
(212) 257-4701
legal@standgen.com

Principal Amount of Note Claims:
____________________________________

[Equity Commitment Agreement Signature Page]